Exhibit 10.2(f)
Amended and Restated
CenturyLink
2005 DIRECTORS STOCK PLAN

1.           Purpose.  The purpose of the Amended and Restated CenturyLink 2005 Directors Stock Plan (the “Plan”) is to promote the interests of CenturyTel, Inc. (“CenturyLink”) and its shareholders by strengthening CenturyLink’s ability to attract, motivate and retain experienced and qualified directors, and to encourage the highest level of director performance by providing directors with a variety of equity incentives (the “Incentives”) offering a proprietary interest in the financial success and growth of CenturyLink and its subsidiaries (collectively with CenturyLink, the “Company”).  Incentives may consist of options to purchase shares of CenturyLink’s common stock, $1.00 par value per share (the “Common Stock”), stock appreciation rights, shares of restricted stock, restricted stock units or other stock-based awards the value of which is based upon the value of the Common Stock, all on terms determined under this Plan.  As used in this Plan, the term “subsidiary” means any corporation, limited liability company or other entity of which CenturyLink owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

2.           Administration.

2.1           Composition.  This Plan shall be administered by the compensation committee of the Board of Directors of CenturyLink, or by a subcommittee of the compensation committee.  The committee or subcommittee that administers this Plan shall hereinafter be referred to as the “Committee.”  The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”), or any successor rule.

2.2           Authority.  The Committee shall have authority to grant Incentives under this Plan, to interpret this Plan, to establish any rules or regulations relating to this Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”) and to make any other determination that it believes necessary or advisable for the proper administration of this Plan.  Its decisions concerning matters relating to this Plan shall be final, conclusive and binding on the Company and participants.

3.           Eligible Participants.  Members of the board of directors of the Company (the “Board”) who are not employed by CenturyLink or any of its subsidiaries are eligible to receive Incentives under this Plan when designated by the Committee.

4.           Shares Subject to this Plan.  The shares of Common Stock with respect to which Incentives may be granted under this Plan shall be subject to the following:

4.1           Type of Common Stock.  The shares of Common Stock with respect to which Incentives may be granted under this Plan may be currently authorized but unissued shares or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

4.2           Maximum Number of Shares.  Subject to the other provisions of this Section 4, the maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under this Plan shall be 400,000 shares of Common Stock.

4.3           Share Counting.  To the extent any shares of Common Stock covered by an Incentive are not delivered to a participant or beneficiary because the Incentive is forfeited or canceled, or the shares of Common Stock are not delivered because the Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under Section 4.2 or 4.4(a) of this Plan.  In the event that shares of Common Stock are issued as Incentives and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under this Plan.  All shares to which a stock appreciation right relates (not only the net shares) shall be counted against the shares issuable through the Plan, except as otherwise provided above.

4.4           Limitations on Number of Shares.  Subject to Section 4.5, the following additional limitations are imposed under this Plan:

(a)           The maximum number of shares of Common Stock that may be issued as restricted stock, restricted stock units, or Other Stock-Based Awards (as defined below) shall be 200,000 shares.

(b)           If, after shares have been earned under an Incentive, the delivery is deferred, any additional shares attributable to dividends paid during the deferral period shall be disregarded for purposes of the limitations of this Section 4.

4.5           Adjustment.

(a)           In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, all limitations on numbers of shares of Common Stock provided in this Section 4 and the number of shares of Common Stock subject to outstanding Incentives shall be equitably adjusted in proportion to the change in outstanding shares of Common Stock.  In addition, in the event of any such change in the Common Stock, the Committee shall make any other adjustment that it determines to be equitable, including adjustments to the exercise price of any option or the base price of any stock appreciation right and any per share performance objectives of any Incentive in order to provide participants with the same relative rights before and after such adjustment.

(b)           If the Company merges, consolidates, sells all of its assets or dissolves and such transaction is not a Change of Control, as defined in Section 11.12 (each of the foregoing a “Fundamental Change”), then thereafter upon any exercise or payout of an Incentive theretofore granted the participant shall be entitled to receive (i) in lieu of shares of Common Stock previously issuable thereunder, the number and class of shares of stock and securities to which the participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the participant had been the holder of record of the number of shares of Common Stock subject to such Incentive or (ii) in lieu of payments based upon Common Stock previously payable thereunder, payments based on any formula that the Committee determines to be equitable in order to provide participants with substantially equivalent rights before and after the Fundamental Change.  In the event any such Fundamental Change causes a change in the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee in its sole discretion, whose determination shall be conclusive.

5.           Annual Grants. Unless the Committee otherwise determines, (i) each member of the Board eligible to receive Incentives through this Plan shall receive an annual grant on the business day following CenturyLink’s annual meeting of shareholders, and (ii) each person who becomes a member of the Board other than through elections at an annual meeting of shareholders and who is eligible to receive Incentives under this Plan shall receive a grant of Incentives on the business day following the date such eligible director becomes a member of the Board.  The type or types of Incentives to be granted and the terms of such awards shall be determined by the Committee in accordance with this Plan.

6.           Stock Options.  The Committee may grant non-qualified stock options under the Plan.  Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1           Price.  The exercise price per share shall be determined by the Committee, subject to adjustment under Section 4.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined below) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

6.2           Number.  The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to the limitations and adjustments provided in Section 4 hereof.

6.3           Duration and Time for Exercise. Subject to earlier termination as provided in Sections 11.4 and 11.12, the term of each stock option shall be determined by the Committee, but may not exceed ten years.  Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee.  The Committee may accelerate the exercisability of any stock option at any time.

6.4           Conditions to Exercise.  The Committee may, in its discretion, provide that a stock option cannot be exercised unless one or more performance goals are achieved.

6.5           Manner of Exercise.

(a)           A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased.  The exercise notice shall be accompanied by tender of the full purchase price for such shares, which may be paid or satisfied by (i) cash; (ii) check; (iii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; (iv) delivery of irrevocable written instructions to a broker (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (v) in such other manner as may be authorized from time to time by the Committee; or (vi) any combination of the preceding, equal in value to the full amount of the exercise price; provided that all such payments shall be made or denominated in United States dollars.

(b)           Notice under the preceding paragraph may be delivered by telecopy, electronic mail or any similar form of transmission provided that the exercise price of such shares is received by the Company via wire transfer or other means on or before the day such transmission is received by the Company.  The notice shall specify the manner in which any certificates for such shares are to be delivered.

(c)           An option to purchase shares of Common Stock in accordance with this Plan shall be deemed to have been exercised immediately prior to the close of business on the first business date on which the Company has received both (i) written notice of such exercise and (ii) payment in full of the exercise price for the number of shares for which options are being exercised.

(d)           In the case of delivery of an uncertified check, no shares shall be issued until the check has been paid in full.

(e)           Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

6.6           Repricing.  Except for adjustments pursuant to Section 4.5 or actions permitted to be taken by the Committee under Section 11.12(c) in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the exercise price for any outstanding option granted under this Plan may not be decreased after the date of grant and (b) an outstanding option that has been granted under this Plan may not, as of any date that such option has an exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for anything of value, including the grant of a new option with a lower exercise price, another Incentive, a cash payment or Common Stock.

7.	Restricted Stock.

7.1           Grant of Restricted Stock.  An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of this Plan.

7.2           Restricted Period.  At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the “Restricted Period”).  Each award of restricted stock may have a different Restricted Period.  Unless otherwise provided in the Incentive Agreement, the Committee may in its discretion declare the Restricted Period terminated upon a participant’s death, disability, retirement or other cessation of Board service and permit the sale or transfer of the restricted stock.  The expiration of the Restricted Period shall also occur as provided under Section 11.12 upon a Change of Control of the Company.

7.3           Escrow.  The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant.  Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant.  Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it is subject to the terms and conditions (including conditions of forfeiture) contained in the Amended and Restated CenturyLink 2005 Directors Stock Plan (the “Plan”) and an agreement entered into between the registered owner and CenturyLink thereunder.  Copies of this Plan and the agreement are on file and available for inspection at the principal office of the CenturyLink.

If the shares awarded under the Plan are represented by book or electronic entry rather than a certificate, the Company shall take steps to restrict transfer of the shares as it deems necessary or advisable to comply with applicable law.

7.4           Dividends on Restricted Stock.  Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.5           Forfeiture.  In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled.  The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 4.5 due to a recapitalization, stock split or other change in capitalization described therein.

7.6           Expiration of Restricted Period.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the applicable Incentive Agreement or at such earlier time as provided for in Section 7.2, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends other than those required by law, to the participant or the participant’s estate, as the case may be.

7.7           Rights as a Shareholder.  Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of Common Stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including the right to vote such shares.

8.           Restricted Stock Units.

8.1           Grant of Restricted Stock Units.  A restricted stock unit, or RSU, represents the right to receive from the Company on the scheduled vesting date or other specified payment date for such RSU, one share of Common Stock.   An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of this Plan.

8.2           Vesting Period.  At the time an award of restricted stock units is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”).  Each award of restricted stock units may have a different Vesting Period.  Unless otherwise provided in the Incentive Agreement, the acceleration of the expiration of the Vesting Period shall occur as provided under Section 11.12(b) upon a Change of Control of the Company and may also occur as provided under Section 11.4 in the event of termination of service as a director under certain circumstances.

8.3           Dividend Equivalent Accounts.  Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, prior to the expiration of the applicable Vesting Period of an RSU granted to a participant hereunder, the Company shall establish an account for the participant and deposit into that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying the RSU.  The participant shall have no rights to the amounts or other property in such account until the applicable RSU vests.

8.4           Rights as a Shareholder.  Each participant receiving restricted stock units shall have no rights as a shareholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.

9.           Stock-Settled Stock Appreciation Rights.

9.1           Grant of Stock-Settled Stock Appreciation Rights. A stock-settled stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, the number of which is determined pursuant to the formula set forth in Section 9.5.  Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided in this Section 9.

9.2           Number.  Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 4.5.

9.3           Duration and Time for Exercise.  The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of 10 years.  Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee. The Committee may in its discretion accelerate the exercisability of any SAR at any time in its discretion.

9.4           Exercise.  A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise.  The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.”  The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 9.5.

9.5           Payment.  The number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

(i)           the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the Common Stock subject to the SAR on the business day preceding the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 4.5); by

(ii)           the Fair Market Value of a share of Common Stock on the Exercise Date.

9.6           No Fractional Shares.  No fractional shares of Common Stock shall be issued upon the exercise of a SAR. In lieu thereof, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

9.7           Repricing.  Except for adjustments pursuant to Section 4.5 or actions permitted to be taken by the Committee under Section 11.12(c) in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the Base Price for any outstanding SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding SAR that has been granted under this Plan may not, as of any date that such SAR has a per share Base Price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for anything of value, including the grant of a new SAR with a lower Base Price, another Incentive, a cash payment or Common Stock.

10.           Other Stock-Based Awards.  The Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards, other than options, restricted stock, restricted stock units or SARs provided for in Sections 6 through 9, the value of which is based in whole or in part on the value of shares of Common Stock.  Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan.  The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a shareholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash.  An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan.

11.           General.

11.1           Duration.  No Incentives may be granted under the Plan later than May 1, 2015; provided, however, that Incentives granted prior to such date shall remain in effect until (i) all such Incentives granted under this Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of this Plan or the applicable Incentive Agreement and (ii) all restrictions imposed on shares of Common Stock in connection with their issuance under this Plan have lapsed.

11.2           Transferability of Incentives.

(a)           No Incentive granted hereunder may be transferred, pledged, assigned or otherwise encumbered by the holder thereof except:

(i)           by will;

(ii)           by the laws of descent and distribution; or

(iii)           pursuant to a domestic relations order, as defined in the Code; or

(iv)           in the case of stock options only, if permitted by the Committee and so provided in the Incentive Agreement, (A) to Immediate Family Members (as defined below), (B) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (C) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (D) to a trust for the sole benefit of the participant and/or Immediate Family Members.  “Immediate Family Members” means the spouse and natural or adopted children or grandchildren of the participant and their respective spouses.

(b)           No such transfer of any Incentive under paragraph (a) shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Plan and the applicable Incentive Agreement.

(c)           Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive, or levy of attachment or similar process upon the Incentive not specifically permitted herein, shall be null and void and without effect.

11.3           Dividend Equivalents. In the sole and complete discretion of the Committee, an Incentive may provide the holder thereof with dividends or dividend equivalents, payable in cash, shares, other securities or other property on a current or deferred basis.

11.4           Effect of Termination of Board Service. In the event that a participant ceases to be a member of the Board eligible to participate in the Plan for any reason, including death, disability, early retirement or normal retirement, any outstanding Incentives then held by such participant may be exercised, may vest or may expire at such times or in such manner as is set forth in the applicable Incentive Agreement; provided, however, that if the participant ceases to serve on the Board because such participant is ineligible to stand for re-election under CenturyLink’s directors retirement policy, any Incentives then exercisable by such participant shall, unless otherwise provided in the applicable Incentive Agreement, continue to remain outstanding and exercisable for the remaining term of such Incentives. In its discretion, the Committee may resolve any questions under this Plan or any Incentive Agreement as to whether and when there has been a termination of Board service and the cause or nature of such termination.

11.5           Additional Conditions.  Anything in this Plan to the contrary notwithstanding:

(a)           the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and

(b)           if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

11.6           Incentive Agreements.  An Incentive under this Plan shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee may, in its sole discretion, prescribe and set forth in the Incentive Agreement. Such terms and conditions may provide for the forfeiture of an Incentive or the gain associated with an Incentive under certain circumstances to be set forth in the Incentive Agreement.  In connection with a grant of Incentives hereunder, the Committee shall authorize and approve a form of Incentive Agreement governing the terms and conditions of such Incentives, and cause the Company to prepare an individual agreement or notice to each eligible director that represents the actual number of shares of Common Stock to which the Incentive relates.  A copy of such document shall be provided to each such director, and the Committee may, but need not, require that such director duly execute and deliver to the Company a copy of such document as a condition precedent to the effectiveness of the grant of the Incentive.  Such document is referred to in this Plan as an “Incentive Agreement” regardless of whether a participant’s signature is required.

11.7           Withholding.  The Company shall have the right to withhold from any payments or stock issuances under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld.

11.8           No Conferment of Rights. Nothing in this Plan or in any agreement or instrument executed pursuant to this Plan will confer upon any participant any right to continue to serve as a director or affect the right of the Company to terminate the services of any director.

11.9           Deferral Permitted.  Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement.  Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

11.10           Amendment or Discontinuance of this Plan.  The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

(a)           without the approval of the shareholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through this Plan, (ii) materially increase the benefits accruing to participants under this Plan, (iii) materially expand the classes of persons eligible to participate in this Plan, (iv) materially expand the types of awards available for grant under the Plan, (v) amend Section 11.1 to permit grants of Incentives later than May 1, 2015, (vi) materially change the method of determining the exercise price of options or the Base Price of SARs, or (vii) amend Section 6.6 or Section 9.7 to permit repricing of options or SARs, respectively, or

(b)           materially impair, without the consent of the recipient, an Incentive previously granted, except (i) as otherwise provided in Section 11.16 and (ii) that the Company retains all rights to take action under Section 11.12 and to include in Incentive Agreements provisions authorizing the Committee in its discretion to cancel unvested or unexercisable Incentives.

11.11           Definition of Fair Market Value.  Whenever the “Fair Market Value” of Common Stock or some other specified security must be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock or other security is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share thereof on such exchange or quotation system on the applicable date or, if shares are not traded on such day, on the next preceding trading date; (ii) if the Common Stock or other security is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date or, if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock or other security is not regularly quoted, the fair market value of a share thereof on the applicable date as established by the Committee in good faith and in accordance with Section 409A of the Code.  Notwithstanding the foregoing, if so determined by the Committee, “Fair Market Value” may be determined as an average selling price during a period specified by the Committee that is within thirty days before or thirty days after the date of grant, provided that the commitment to grant the stock right based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of stock rights under the same and substantially similar programs.

11.12           Change of Control.

(a)           Unless otherwise provided in the Incentive Agreement, a Change of Control shall mean:

(i)           the acquisition by any person of beneficial ownership of 30% or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of CenturyLink’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(A)           any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 11.12(a)(iii) hereof) of Common Stock directly from the Company,

(B)           any acquisition of Common Stock by the Company,

(C)           any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(D)           any acquisition of Common Stock by any corporation pursuant to a Business Combination that does not constitute a Change of Control under Section 11.12(a)(iii) hereof; or

(ii)           individuals who, as of February 23, 2010, constituted the Board of Directors of CenturyLink (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by CenturyLink’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii)           consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of CenturyLink) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

(A)           the individuals and entities who were the beneficial owners of CenturyLink’s outstanding Common Stock and CenturyLink’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and

(B)           except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either CenturyLink, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(C)           at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv)           approval by the shareholders of CenturyLink of a complete liquidation or dissolution of CenturyLink.

For purposes of this Section 11.12, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

(b)           Upon a Change of Control, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved at the target level without the necessity of action by any person.

(c)           No later than 30 days after a Change of Control of the type described in subsections (a)(i) or (a)(ii) of this Section 11.12 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections (a)(iii) or (a)(iv) of this Section 11.12, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant; provided, however, that no such action may be taken if it would result in the imposition of a penalty on the participant under Section 409A of the Code as a result thereof:

(i)           require that all outstanding options, SARs or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options, SARs and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

(ii)           make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control and provide participants with substantially equivalent rights before and after such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(iii)           provide for mandatory conversion or exchange of some or all of the outstanding options, SARs, restricted stock units or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such Incentives shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, SAR, restricted stock unit or Other Stock-Based Award, as defined and calculated below, over the per share exercise price or base price of such Incentive or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

(iv)           provide that thereafter, upon any exercise or payment of an Incentive that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Incentive, in lieu of the number of shares of Common Stock then covered by such Incentive, the number and class of shares of stock or other securities or property (including cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Incentive.

(d)           For the purposes of conversions or exchanges under paragraph (iii) of Section 11.12(c), the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(i)           the per share price to be paid to holders of Common Stock in any such merger, consolidation or other reorganization,

(ii)           the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change of Control takes place, or

(iii)           in all other events, the fair market value of a share of Common Stock, as determined by the Committee as of the time determined by the Committee to be immediately prior to the effective time of the conversion or exchange.

(e)          In the event that the consideration offered to shareholders of CenturyLink in any transaction described in this Section 11.12 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

11.13           Repurchase.  Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted Incentive from a participant by mutual agreement by payment to the participant of cash or Common Stock or a combination thereof with a value equal to the value of the Incentive as determined in good faith by the Committee; provided, however, that in no event will this section be construed to grant the Committee the power to take any action in violation of Section 6.6 or 9.7.

11.14           Liability.

(a)           Neither CenturyLink, its affiliates or any of their respective directors or officers shall be liable to any participant relating to the participant’s failure to (i) realize any anticipated benefit under an Incentive due to the failure to satisfy any applicable conditions to vesting, payment or settlement, including the failure to attain performance goals or to satisfy the conditions specified in Section 11.5 or (ii) realize any anticipated tax benefit or consequence due to changes in applicable law, the particular circumstances of the participant, or any other reason.

(b)           No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to this Plan or any Incentive.

11.15           Interpretation.

(a)           Unless the context otherwise requires, (i) all references to Sections are to Sections of this Plan, (ii) the term “including” means including without limitation, (iii) all references to any particular Incentive Agreement shall be deemed to include any amendments thereto or restatements thereof, and (iv) all references to any particular statute shall be deemed to include any amendment, restatement or re-enactment thereof or any statute or regulation substituted therefore.

(b)           The titles and subtitles used in this Plan or any Incentive Agreement are used for convenience only and are not to be considered in construing or interpreting this Plan or the Incentive Agreement.

(c)           All pronouns contained in this Plan or any Incentive Agreement, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identities of the parties may require.

11.16          Compliance with Section 409A.  It is the intent of the Company that this Plan comply with the requirements of Section 409A of the Code with respect to any Incentives that constitute non-qualified deferred compensation under Section 409A and the Company intends to operate the Plan in compliance with Section 409A and the Department of Treasury’s guidance or regulations promulgated thereunder.  If the Committee grants any Incentives or takes any other action that would, either immediately or upon vesting or payment of the Incentive, inadvertently result in the imposition of a penalty on a participant under Section 409A of the Code, then the Company, in its discretion, may, to the maximum extent permitted by law, unilaterally rescind ab initio, sever, amend or otherwise modify the grant or action (or any provision of the Incentive) in such manner necessary for the penalty to be inapplicable or reduced.

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CERTIFICATION

The undersigned Secretary of CenturyTel, Inc. (the “Company”) hereby certifies that the foregoing Amended and Restated CenturyLink 2005 Management Incentive Compensation Plan was (i) recommended to the Company’s Board of Directors (the “Board”) by its Compensation Committee at a meeting of the Compensation Committee duly held on February 17, 2005, (ii) adopted by the Board at a meeting duly held on February 22, 2005, (iii) approved by the requisite affirmative vote of the Company’s shareholders at its 2005 Annual Meeting of Shareholders held on May 12, 2005, and (iv) adopted by the Board in its current amended and restated form on February 23, 2010.

Dated: February 23, 2010	/s/ Stacey W. Goff
Stacey W. Goff
Secretary